Exhibit 32.2

Stratus Services Group, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the quarterly report of Stratus Services Group, Inc. (the “Company”) on Form 10-Q/A for the quarterly period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael A. Maltzman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 15, 2006
By: /s/ Michael A. Maltzman
Michael A. Maltzman
Vice President and Chief Financial Officer